UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of theSecurities Exchange Act of 1934

Date of Report: (Date of earliest event reported):  January 16, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)		91-1363905 (IRS Employer Identification No.)
1903 60th Place E, Suite M2240 Bradenton, Florida 34203 (Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

1903 60th Place E, Suite M2240
Bradenton, Florida 34203
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On January 1, 2008, the Board of Directors of Fortress Financial Group, Inc. (the “Company”) authorized and executed an Employment Agreement between the Company and Alan Santini whereby, Mr. Santini shall continue to serve as the Company’s Chief Executive Officer for  a term of five years ending January 1, 2013 (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $120,000 plus bonuses at the discretion of the Company’s Board of Directors. The Company can terminate Mr. Santini’s employment at any time, provided that if his employment is terminated without cause, then he will continue to be entitled to his base salary and medical benefits for a period of two months after termination. In connection with the commencement of his employment, Mr. Santini received a signing bonus of $500,000 settled by the issuance of 1,500,000,000 restricted shares of Company common stock.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

Employment Agreement by and between the Company and Alan Santini, Executed January 1, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: January 16, 2008	By:	/s/ Peter Bezzano
Peter Bezzano
Chairman and President

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